Exhibit 99.1
                       PEGASUS COMMUNICATIONS CORPORATION
                       REPORTS SECOND QUARTER 2003 RESULTS


Bala Cynwyd, PA, August 12, 2003 - Pegasus Communications Corporation (NASDAQ:
PGTV) today reported financial results for the three and six month periods ended June 30, 2003. - (Amounts and changes specified are for the three and six months ended June 30, 2003 compared to the same corresponding periods in the prior year, unless indicated otherwise.)

Results of Operations

Three Months Ended June 30, 2003

Consolidated net revenues decreased $9.8 million, or 4%, to $214.2 million. Consolidated loss from operations decreased $4.7 million, or 72%, to $1.8 million. The Company's net loss applicable to common shares increased $6.6 million, or 17%, to $45.4 million. Net cash provided by operating activities decreased $11.0 million, or 39%, to $17.3 million.

Direct broadcast satellite net revenues decreased $10.6 million, or 5%, to $205.8 million. EBITDA for the direct broadcast satellite business decreased $2.4 million, or 4%, to $52.2 million. EBITDA for the direct broadcast satellite business as a percentage of direct broadcast satellite net revenues remained at 25%. Free cash flow for the direct broadcast satellite business increased $4.3 million, or 11%, to $43.0 million.

Six Months Ended June 30, 2003

Consolidated net revenues decreased $18.5 million, or 4%, to $427.3 million. Consolidated loss from operations decreased $13.1 million, or 64%, to $7.5 million. The Company's net loss applicable to common shares increased $10.2 million, or 13%, to $88.8 million. Net cash provided by operating activities decreased $14.3 million, or 60%, to $9.4 million.

Direct broadcast satellite net revenues decreased $19.8 million, or 5%, to $411.4 million. EBITDA for the direct broadcast satellite business increased $1.5 million, or 1%, to $104.8 million. EBITDA for the direct broadcast satellite business as a percentage of direct broadcast satellite net revenues increased to 25% from 24%. Free cash flow for the direct broadcast satellite business increased $12.9 million, or 18%, to $83.9 million.


Conference Call

A conference call to discuss this news release and other matters of interest will be held at 9:00 AM ET on Wednesday, August 13, 2003. The earnings conference call can be accessed by dialing (706) 634-0725. A webcast of the conference call can also be accessed over the Internet through Pegasus Communications' website at www.pgtv.com. The call will be hosted by Marshall W.
(Mark) Pagon, Chairman and Chief Executive Officer; Howard E. Verlin, Executive Vice President; Rory, J. Lindgren, Executive Vice President of Operations; and Joseph W. Pooler, Senior Vice President of Finance. A telephone replay of the conference call will be available approximately two hours after the conference call concludes and will continue until 11:59 PM ET on August 21, 2003. The telephone replay can be accessed by calling (706) 645-9291 and entering the pass code: 1901961.


About Pegasus

Pegasus Communications Corporation (www.pgtv.com) provides digital satellite television to rural households throughout the United States. We are the 10th largest pay television company in the United States. Pegasus also owns and/or operates television stations affiliated with CBS, FOX, UPN, and The WB networks.

Safe Harbor

Any statements which are not historical facts are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and will be considered forward-looking statements. Such forward- looking statements may be identified with words such as "we expect", "we predict", "we believe", "we project", "we anticipate", and similar expressions.

Pegasus' actual results may differ materially from those expressed or indicated by forward-looking statements. There can be no assurance that these future events, including pending transactions, will occur as anticipated or that the Company's results will be as estimated.

Factors which can affect our performance and future events are described in our filings with the Securities and Exchange Commission, and include the following: general economic and business conditions, nationally, internationally, and in the regions in which we operate; catastrophic events, including acts of terrorism; relationships with and events affecting third parties like DirecTV, Inc. and the National Rural Telecommunications Cooperative; litigation with DirecTV, Inc.; the potential sale of DirecTV, Inc.; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; competition, including the provision of local channels by a competing direct satellite provider in markets where DirecTV does not offer local channels; the loss of any significant numbers of subscribers or viewers; changes in business strategy or development plans; the cost of pursuing new business initiatives; an expansion of land-based communications systems; technological developments and difficulties; our ability to obtain intellectual property licenses and to avoid committing intellectual property infringement; our ability to attract and retain qualified personnel; our significant indebtedness; and the availability and terms of capital to fund the expansion of our businesses.

Persons are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Measures

It is important to note that EBITDA for the direct broadcast satellite business and free cash flow for the direct broadcast satellite business are supplemental non-GAAP measures.

EBITDA for the direct broadcast satellite business is defined as direct broadcast satellite revenue less direct broadcast satellite operating expenses (excluding depreciation and amortization and contract termination fee reversal). EBITDA for the direct broadcast satellite business is not, and should not be considered, an alternative to income from operations, net income, or any other measure for determining our operating performance, as determined under generally accepted accounting principles. Although EBITDA is a common measure used by other companies, our calculation of EBITDA for the direct broadcast satellite business may not be comparable with that of others.

Free cash flow for the direct broadcast satellite business is defined as EBITDA for the direct broadcast satellite business less direct broadcast satellite deferred subscriber acquisition costs and direct broadcast satellite capital expenditures. Free cash flow for the direct broadcast satellite business is not, and should not be considered, an alternative to cash provided by or used for operating activities, or any other measure for determining our liquidity, as determined under generally accepted accounting principles. Although free cash flow is a common measure used by other companies, our calculation of free cash flow for the direct broadcast satellite business may not be comparable with that of others.

Reconciliations of EBITDA for the direct broadcast satellite business and free cash flow for the direct broadcast satellite business to their comparable GAAP measures are included in the attached financial tables. Supplemental detail supporting these reconciliations, can be found in the investor relations section of our website (www.pgtv.com).

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

For further information, contact:

Andrew Smith
Pegasus Communications Corporation
(610) 934-7000
andrew.smith@pgtv.com


                     (Please see attached financial tables)

                       PEGASUS COMMUNICATIONS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (in thousands, except *)
                                   (unaudited)


                                                                   Three Months Ended Jun 30           Six Months Ended Jun 30
                                                                   -------------------------           -----------------------
                                                                    2003               2002             2003            2002
                                                                    ----               ----             ----            ----
Net revenues:
   Direct broadcast satellite                                    $   205,823     $   216,447      $   411,369     $   431,171
   Broadcast television and other operations                           8,354           7,572           15,926          14,577
                                                              --------------- ---------------  --------------- ---------------
     Total net revenues                                              214,177         224,019          427,295         445,748

Operating expenses:
   Direct broadcast satellite
     Programming                                                      92,483          96,016          185,739         192,334
     Other subscriber related expenses                                40,550          49,086           85,225         100,827
                                                              --------------- ---------------  --------------- ---------------
       Direct operating expenses (excluding depreciation
         and amortization shown below)                               133,033         145,102          270,964         293,161

     Promotions and incentives                                         3,595           2,027            6,473           3,770
     Advertising and selling                                           6,572           7,820           12,298          16,121
     General and administrative                                        5,913           6,865           12,286          14,782
     Depreciation and amortization                                    40,843          41,487           82,829          80,937
                                                              --------------- ---------------  --------------- ---------------
       Total direct broadcast satellite                              189,956         203,301          384,850         408,771
   Broadcast television and other operations, net
     (including depreciation and amortization of $562,
     $873, $1,316, and $1,792, respectively)                           7,755           7,803           15,586          15,285
   Corporate and development expenses (including
     depreciation and amortization of $4,005, $7,972,
     $8,070, and $15,915, respectively)                                7,837          12,948           15,921          26,435
   Other operating expenses, net                                      10,465           6,456           18,475          15,921
                                                              --------------- ---------------  --------------- ---------------
     Loss from operations                                             (1,836)         (6,489)          (7,537)        (20,664)
   Interest expense                                                  (35,614)        (36,310)         (72,165)        (72,362)
   Interest income                                                       167             218              317             436
   Loss on impairment of marketable securities                             -          (3,063)               -          (3,063)
   Other nonoperating income, net                                      1,173             113            2,527           1,239
   Equity in earnings (losses) of affiliates                             220             173           (2,902)            349
   Net benefit (expense) for income taxes                               (138)         17,251             (138)         35,602
   Income (loss) from discontinued operations                         (2,567)         (1,761)           4,616          (3,145)
   Preferred stock dividends                                          (6,830)         (8,954)         (13,486)        (16,943)
                                                              --------------- ---------------  --------------- ---------------
     Net loss applicable to common shares                      $     (45,425)  $     (38,822)   $     (88,768)   $    (78,551)
                                                              =============== ===============  =============== ===============

     Weighted average number of common shares outstanding              5,666          6,031             5,686          6,000

     Basic and diluted per common share amounts *                    $(8.01)        $(6.44)          $(15.61)       $(13.09)

    Certain amounts for 2002 have been reclassified for comparative purposes.

                       PEGASUS COMMUNICATIONS CORPORATION
        EBITDA FOR THE DIRECT BROADCAST SATELLITE BUSINESS RECONCILIATION
                                 (in thousands)
                                   (unaudited)

                                                        Three Months Ended Jun 30           Six Months Ended Jun 30
                                                        -------------------------           -----------------------
                                                           2003             2002             2003              2002
                                                           ----             ----             ----              ----

Direct broadcast satellite net revenues                $  205,823       $  216,447       $  411,369       $  431,171
Direct broadcast satellite operating expenses
    (excluding depreciation and amortization
    and contract termination fee reversal)               (153,613)        (161,814)        (306,521)        (327,834)
                                                   ---------------  ---------------  ---------------  ---------------
   EBITDA for the direct broadcast satellite
      business  (1)                                        52,210           54,633          104,848          103,337

   EBITDA for the direct broadcast satellite
      business % to direct broadcast satellite
                    net revenues                            25%               25%              25%             24%

Direct broadcast satellite depreciation and
    amortization                                          (40,843)         (41,487)         (82,829)         (80,937)
Contract termination fee reversal (2)                       4,500                -            4,500                -
Broadcast television and other operations, net                599             (231)             340             (708)
Corporate and development expenses                         (7,837)         (12,948)         (15,921)         (26,435)
Other operating expenses, net                             (10,465)          (6,456)         (18,475)         (15,921)
                                                   ---------------  ---------------  ---------------  ---------------
   Loss from operations                                    (1,836)          (6,489)          (7,537)         (20,664)

Interest expense                                          (35,614)         (36,310)         (72,165)         (72,362)
Interest income                                               167              218              317              436
Other nonoperating income (loss), net                       1,173           (2,950)           2,527           (1,824)
Equity in earnings (losses) of affiliates                     220              173           (2,902)             349
Net benefit (expense) for income taxes                       (138)          17,251             (138)          35,602
Income (loss) from discontinued operations                 (2,567)          (1,761)           4,616           (3,145)
Preferred stock dividends                                  (6,830)          (8,954)         (13,486)         (16,943)
                                                   ---------------  ---------------  ---------------  ---------------
   Net loss applicable to common shares              $    (45,425)    $    (38,822)    $    (88,768)     $   (78,551)
                                                   ===============  ===============  ===============  ===============


(1) - EBITDA for the direct broadcast satellite business is defined as direct broadcast satellite net revenues less direct broadcast satellite operating expenses (excluding depreciation and amortization and contract termination fee reversal). EBITDA for the direct broadcast satellite business is not, and should not be considered, an alternative to income from operations, net income, or any other measure for determining our operating performance, as determined under generally accepted accounting principles. Although EBITDA is a common measure used by other companies, our calculation of EBITDA for the direct broadcast satellite business may not be comparable with that of others.
(2) - Represents the reversal of a contract termination fee previously accrued in the third quarter 2002 (included in other subscriber related expenses in our condensed consolidated statements of operations).

                       PEGASUS COMMUNICATIONS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                Three Months Ended Jun 30,          Six Months Ended Jun 30
                                                                --------------------------          -----------------------
                                                                  2003               2002            2003             2002
                                                                  ----               ----            ----             ----

Net cash provided by operating activities                     $    17,338      $    28,366       $    9,366     $    23,675

Net cash provided by (used for) investing activities                6,019           (9,392)          11,098         (16,839)

Net cash provided by (used for) financing activities               (4,414)          58,087           (8,771)        (34,485)
                                                             -------------    -------------    -------------   -------------

Net increase (decrease) in cash and cash equivalents               18,943           77,061           11,693         (27,649)
Cash and cash equivalents, beginning of period                     52,564           39,963           59,814         144,673
                                                             -------------    -------------    -------------   -------------
Cash and cash equivalents, end of period                      $    71,507        $ 117,024      $    71,507       $ 117,024
                                                             =============    =============    =============   =============


    Certain amounts for 2002 have been reclassified for comparative purposes.

                       PEGASUS COMMUNICATIONS CORPORATION
           FREE CASH FLOW FOR THE DIRECT BROADCAST SATELLITE BUSINESS
                   (including reconciliation to net increase
                    (decrease) to cash and cash equivalents)
                                 (in thousands)
                                   (unaudited)

                                                                      Three Months Ended Jun 30          Six Months Ended Jun 30
                                                                      -------------------------          -----------------------
                                                                        2003              2002            2003               2002
                                                                        ----              ----            ----               ----

EBITDA for the direct broadcast satellite business                 $   52,210      $     54,633     $    104,848      $    103,337
Deferred subscriber acquisition costs                                  (4,368)           (7,719)         (10,569)          (17,326)
Direct broadcast satellite equipment capitalized and other
    capital expenditures                                               (4,856)           (8,204)         (10,425)          (15,078)
                                                               ---------------   ---------------  ---------------   ---------------
   Free cash flow for the direct broadcast satellite
      business (1)                                                     42,986            38,710           83,854            70,933

Broadcast television and other operations, net (excluding
    depreciation and amortization)                                      1,161               642            1,656             1,084
Corporate and development expenses  (excluding depreciation
    and amortization)                                                  (3,832)           (4,976)          (7,851)          (10,520)
Cash interest expense, net                                            (28,662)          (29,226)         (58,567)          (58,455)
Other operating expenses, net                                         (10,465)           (6,456)         (18,475)          (15,921)
Direct broadcast satellite equipment capitalized and other
    capital expenditures                                                4,856             8,204           10,425            15,078
Other working capital adjustments  (2)                                 11,294            21,468           (1,676)           21,476
                                                               ---------------   ---------------  ---------------   ---------------
   Net cash provided by operating activities                           17,338            28,366            9,366            23,675

   Net cash provided by (used for) investing activities                 6,019            (9,392)          11,098           (16,839)

   Net cash provided by (used for) financing activities                (4,414)           58,087           (8,771)          (34,485)
                                                               ---------------   ---------------  ---------------   ---------------

Net increase (decrease) in cash and cash equivalents                   18,943            77,061           11,693           (27,649)
Cash and cash equivalents, beginning of period                         52,564            39,963           59,814           144,673
                                                               ---------------   ---------------  ---------------   ---------------
Cash and cash equivalents, end of period                           $   71,507      $    117,024     $     71,507      $    117,024
                                                               ===============   ===============  ===============   ===============


(1) - Free cash flow for the direct broadcast satellite business is defined as EBITDA for the direct broadcast satellite business less direct broadcast satellite deferred subscriber acquisition costs and direct broadcast satellite capital expenditures. Free cash flow for the direct broadcast satellite business is not, and should not be considered, an alternative to cash provided by or used for operating activities, or any other measure for determining our liquidity, as determined under generally accepted accounting principles. Although free cash flow is a common measure used by other companies, our calculation of free cash flow for the direct broadcast satellite business may not be comparable with that of others.
(2) - Additional information is included on our website (www.pgtv.com).

                       PEGASUS COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                                       Jun 30,            Dec 31,
                                                                        2003               2002
                                                                        ----               ----
Currents assets:
   Cash and cash equivalents                                       $     71,507       $     59,814
   Accounts receivable, net
     Trade                                                               22,502             27,238
     Other                                                                6,736              9,521
   Deferred subscriber acquisition costs, net                            12,157             15,706
   Prepaid expenses                                                       9,656              8,204
   Other current assets                                                   6,878              7,730
                                                                  --------------     --------------
     Total current assets                                               129,436            128,213
Property and equipment, net                                              83,552             85,062
Intangible assets, net                                                1,672,513          1,737,584
Other noncurrent assets                                                 147,063            159,929
                                                                  --------------     --------------

   Total                                                           $  2,032,564       $  2,110,788
                                                                  ==============     ==============

Current liabilities:
   Current portion of long term debt                               $      3,933       $      5,752
   Accounts payable                                                      14,664             16,773
   Accrued interest                                                      34,228             35,526
   Accrued programming fees                                              52,474             57,196
   Accrued commissions and subsidies                                     40,082             40,191
   Other accrued expenses                                                29,145             32,692
   Other current liabilities                                             13,582              7,201
                                                                  --------------     --------------
     Total current liabilities                                          188,108            195,331
Long term debt                                                        1,290,661          1,283,330
Other noncurrent liabilities                                             45,351             46,169
                                                                  --------------     --------------
   Total liabilities                                                  1,524,120          1,524,830
                                                                  --------------     --------------

Commitments and contingent liabilities
Redeemable preferred stocks                                             216,794            209,211
Redeemable preferred stock of subsidiary                                102,022             96,526
Minority interest                                                           506              2,157
Common stockholders' equity:
   Common stock                                                              62                 61
   Other common stockholders' equity                                    189,060            278,003
                                                                  --------------     --------------
     Total common stockholders' equity                                  189,122            278,064
                                                                  --------------     --------------

   Total                                                           $  2,032,564       $  2,110,788
                                                                  ==============     ==============


    Certain amounts for 2002 have been reclassified for comparative purposes.

                       PEGASUS COMMUNICATIONS CORPORATION
                SELECTED DIRECT BROADCAST SATELLITE SEGMENT DATA
                            (in thousands, except *)
                                   (unaudited)

                                                         Three Months Ended Jun 30,   Six Months Ended Jun 30,
                                                              2003         2002           2003        2002
                                                              ----         ----           ----        ----

Subscribers - beginning of period                            1,276        1,377          1,308       1,519

Gross additions                                                 32           50             71         115
Churn                                                          (75)         (55)          (146)       (124)
                                                           --------     --------       --------    --------
   Net subscriber loss                                         (43)          (5)           (75)         (9)

Subscriber reporting change                                      -            -              -        (138)
                                                           --------     --------       --------    --------
Subscribers - end of period                                  1,233        1,372          1,233       1,372
                                                           ========    =========       ========    ========

Subscribers - average  (1)                                   1,254        1,375          1,274       1,377

Average revenue per subscriber, per month (ARPU) *(1)       $54.69       $52.46         $53.82      $52.18
Expensed subscriber acquisition costs per gross
     subscriber addition *                                    $322         $196           $266        $180
Total subscriber acquisition costs per gross subscriber
     addition *                                               $609         $498           $559        $459

(1) - Average subscribers and ARPU for the six months ended June 30, 2002 are calculated on a pro forma basis, as if the change in subscriber reporting methodology during the first quarter was made on January 1, 2002.